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                                                                   EXHIBIT 10.42

LONG-TERM INCENTIVE PLAN (LTIP)

WHAT IS THE LTIP?
As a Key Senior Executive, we are pleased to announce that you are eligible for our new Long-Term Incentive Plan (LTIP), which takes effect in FY 2002.

The objectives of the plan are:

- Focus business leaders on the attainment of long-term (three-year) company-wide strategic goals,

-   Link executive compensation to the creation of shareholder value, and

-   Attract, motivate, and retain high-level executive talent.

You should know that you are in this plan because you are a member of the strategic leadership group that has the power to influence the long-term performance of the Company.

PERFORMANCE MEASURE
-   The performance measure for The Home Depot LTIP is Total Shareholder Return
    (TSR) measured against our peer group during the performance period.

         Change in Stock price over the
      Performance Period + Dividends Paid
TSR = ------------------------------------
             Beginning Stock Price

- The peer group consists of companies included in the S&P Retail Composite Index, which is used in our Proxy for the stock performance graph. Currently, that group has 35 companies.

PERFORMANCE PERIOD
Each Performance period is a three-year cycle with a new three-year performance period beginning every year. The periods overlap as follows:

                     2002            2003            2004             2005            2006            2007
---------------------------------------------------------------------------------------------------------------
First Award                      Performance Period                  Payout
---------------------------------------------------------------------------------------------------------------
Second Award                                      Performance Period                  Payout
---------------------------------------------------------------------------------------------------------------
Third Award                                                      Performance Period                   Payout
---------------------------------------------------------------------------------------------------------------

The payout for the first performance period is 2005 with the opportunity for annual payouts thereafter, assuming appropriate levels of performance.

TARGET AWARD
-   100% of base salary for your position.
-   Target awards are established at the start of each performance period.
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AWARD VEHICLE AND PAYMENT FORM

- Target award established at the start of each performance period will be one-half cash and one-half performance shares.

- At the end of the performance period, any earned cash portion will be paid in cash and the earned performance share portion will be paid in shares of restricted stock.

- The restricted stock vests at the third anniversary of the grant or payout date.

- During the vesting period, participants will be entitled to receive dividends on the restricted shares.

PAYOUT CALCULATION

At the end of each three-year performance period, The Home Depot's TSR will be ranked among the retail companies in our peer group by listing the companies from highest TSR to lowest TSR. The chart below shows the percentage of LTIP target payout if The Home Depot's TSR rates in the 50th, 70th, 90th, and 100th percentile in its peer group.

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WHAT HAPPENS WHEN YOU END EMPLOYMENT

- If your employment ends because of death, disability, or retirement and you have participated for at least two years in a performance period, you will still receive pro rata awards for actual results at the end of the performance period.

- At retirement, all unvested restricted shares will vest. (Retirement is defined as age 60 or older with at least five years of service.)

TAXES

The portion of your target payout that is cash will be taxed when it is paid. Restricted stock grants are taxable in the year that they vest. However, dividends received as a result of restricted stock are taxable in the year they are earned.